UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2016

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Partnership Agreement

On June 21, 2016, the Partnership entered into the First Amendment to its Fifth Amended and Restated Agreement of Limited Partnership (the “LPA Amendment”), effective as of May 1, 2016. The LPA Amendment (i) modifies payment of Series A Quarterly Distributions to allow the Partnership to pay such distributions, at the election of the General Partner of the Partnership, in Series A PIK Preferred Units indefinitely and (ii) allows Series A Quarterly Distributions and Series C Quarterly Distributions to be paid in any combination of cash or Series A PIK Preferred Units or Series C PIK Preferred Units, as applicable, at the discretion of the General Partner of the Partnership.

The description of the LPA Amendment contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the LPA Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01 Other Information.

On June 21, 2016, American Midstream Partners, LP (the “Partnership”) entered into the First Amendment to its Fifth Amended and Restated Agreement of Limited Partnership as described above. As a result, the Partnership is filing Exhibit 99.1 hereto in order to replace in its entirety the sections entitled “Our Cash Distribution Policy” and “The Partnership Agreement” that appear in the Partnership’s Registration Statements on Form S-3 (i) No. 333-201436 as filed with the Securities and Exchange Commission on January 9, 2015, (ii) No. 333-201434 as filed with the Securities and Exchange Commission on January 9, 2015, and (iii) No. 333-198888 as filed with the Securities and Exchange Commission on September 23, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
3.1	First Amendment to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated June 21, 2016
99.1	Cash Distribution Policy and The Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC
its General Partner

	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Date:	June 22, 2016